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                                           EXHIBIT 23




                CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the Sun Company, Inc. Capital Accumulation Plan Form S-8 Registration Statement (Registration No. 33-9931) of our report dated May 31, 1996 on our audits of the financial statements and supplemental schedules of the Sun Company, Inc. Capital Accumulation Plan as of December 31, 1995 and 1994 and for the years then ended, which report is included in this Form 10-K/A.






                                           COOPERS & LYBRAND L.L.P.

2400 Eleven Penn Center
Philadelphia, PA  19103
June 13, 1996